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                         CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 2 to File No. 333-123998; Amendment No. 4 to File No. 811-21749) of CRM Mutual Fund Trust of our reports dated August 12, 2005, included in the 2005 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 25, 2005                                /s/ Ernst & Young, LLP